UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

March 24, 2009 (March 23, 2009)

Date of Report (date of earliest event reported)

Overstock.com, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	000-49799	87-0634302
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

6350 South 3000 East Salt Lake City, Utah 84121
(Address of principal executive offices)

(801) 947-3100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant.

(a) Prior Independent Registered Public Accounting Firm

On March 23, 2009, the Audit Committee of the Board of Directors of Overstock.com, Inc. (the “Company”) dismissed PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm.

The reports of PwC on the consolidated financial statements of the Company for the years ended December 31, 2008 and December 31, 2007 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.

During the Company’s two most recent fiscal years ended December 31, 2008 and 2007 and through March 23, 2009, (i) there were no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to PwC’s satisfaction, would have caused PwC to make reference to the subject matter of such disagreements in connection with its reports on the Company’s consolidated financial statements for such years.  During the years ended December 31, 2008 and December 31, 2007 and through March 23, 2009, there was one reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K). In 2008 the Company and Audit Committee discussed with PwC the existence of a material weakness in the Company’s internal control over financial reporting and disclosure controls and procedures, as more fully described in the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2007, Quarterly Report on Form 10-Q/A for the three months ended March 31, 2008, Quarterly Report on Form 10-Q/A for the three months ended June 30, 2008 and Quarterly Report on Form 10-Q for the three months ended September 30, 2008, each filed November 10, 2008 with the Securities and Exchange Commission (the “SEC”). Management of the Company concluded that the material weakness was remediated as of December 31, 2008. The Company authorized PwC to respond fully to the inquiries of the new independent registered public accounting firm related to the material weakness.

The Company has provided PwC with a copy of the above disclosures prior to its filing with the Securities and Exchange Commission (“SEC”) and requested PwC to furnish the Company with a letter addressed to the SEC stating whether or not PwC agrees with the above statements. A copy of PwC’s letter dated March 24, 2009 is attached hereto as Exhibit 16.1 to this Form 8-K.

(b) New Independent Registered Public Accounting Firm

Also on March 23, 2009, the Audit Committee selected Grant Thornton LLP as the Company’s independent registered public accounting firm  as its auditor of record for the fiscal year ending December 31, 2009.  This selection is the result of a competitive bid process.  During the Company’s two most recent fiscal years ended December 31, 2008 and 2007 and through March 23, 2009, neither the Company nor anyone on its behalf consulted Grant Thornton LLP regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and no written report or oral advice was provided to the Company that Grant Thornton LLP concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement or reportable event as defined in Regulation S-K, Item 304(a)(1)(iv) and Item 304(a)(1)(v), respectively.

Item 9.01. Financial Statements and Exhibits

(d)         Exhibits

16.1  Letter from PricewaterhouseCoopers LLP to the Securities and Exchange Commission dated March 24, 2009.

All statements contained in this Form 8-K other than statements of historical fact are “forward-looking statements.” You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of their dates. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Additional information regarding factors that could materially affect results and the accuracy of the forward-looking statements contained herein may be found in the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2008 and in our other reports filed with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OVERSTOCK.COM, INC.

By:	/s/ Stephen J. Chesnut
Stephen J. Chesnut
Senior Vice President, Finance
Date: March 24, 2009